Exhibit 10.21

FORM OF STANCORP FINANCIAL GROUP, INC.

LONG-TERM INCENTIVE AWARD AGREEMENT

[beginning in 2011] (20    Performance Period)

This Long-Term Incentive Award Agreement (this “Agreement”) is made effective as of                          between StanCorp Financial Group, Inc., an Oregon corporation (the “Company”) and                      (the “Employee”).

On                         , the Organization and Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) gave final approval for a performance-based award to the Employee pursuant to Section 8 of the Company’s 2002 Stock Incentive Plan (the “Plan”). Compensation paid pursuant to the award is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). Employee desires to accept the award subject to the terms and conditions of this Agreement.

In consideration of the agreements set forth below, the Company and the Employee agree as follows:

1. Award. Subject to the terms and conditions of this Agreement, the Company shall issue to the Employee the number of shares of common stock (“Common Stock”) of the Company (“Performance Shares”) determined under this Agreement based on (a) the Company’s financial performance during the 20     calendar year (the “Performance Period”) as described in Section 2, and (b) Employee’s continued employment until the vesting date as described in Section 3. Recipient’s “Maximum Share Amount” for purposes of this Agreement is              shares.

2. Performance Conditions.

2.1 Subject to Section 3 and Section 4, the number of Performance Shares to be issued to the Employee shall be determined by multiplying the Maximum Share Amount by the Payout Factor determined under the following formula:

Payout Factor = (50% * Adjusted EPS PF) + (25% * Adjusted Revenues PF) + (25% * Expense Differential PF)

where the “Adjusted EPS PF,” the “Adjusted Revenues PF” and the “Expense Differential PF” are determined under the following table based on the Company’s Adjusted EPS, Adjusted Revenues and Expense Differential, respectively (each as defined below), for the Performance Period.

Adjusted EPS	Adjusted EPS PF	Adjusted Revenues	Adjusted Revenues PF	Expense Differential	Expense Differential PF
		(in millions)
$ or less	0%	$_____ or less	0%	____% or less	0%
	$70%	$_____	70%	____%	70%
$ or more	100%	$_____ or more	100%	____% or more	100%

If the Adjusted EPS for the Performance Period is between any two data points set forth in the first column of the above table, the Adjusted EPS PF shall be determined by interpolation between the corresponding data points in the second column of the table. If the Adjusted Revenues for the Performance Period are between any two data points set forth in the third column of the above table, the Adjusted Revenues PF shall be determined by interpolation between the corresponding data points in the fourth column of the table. If the Expense Differential for the Performance Period is between any two data points set forth in the fifth column of the above table, the Expense Differential PF shall be determined by interpolation between the corresponding data points in the sixth column of the table.

2.2 The Company’s “Adjusted EPS” for the Performance Period shall be the Company’s net income per diluted common share excluding after-tax net capital gains (losses) for the Performance Period. Adjusted EPS shall be calculated by subtracting After-Tax Net Capital Gains (Losses) (as defined below) from the Company’s net income for the year, and then dividing the resulting amount by the Company’s diluted weighted-average common shares outstanding for the year. “After-Tax Net Capital Gains (Losses)” shall mean the amount calculated by subtracting from the Company’s net capital gains (losses) for the year (a) the total federal and state income taxes payable by the Company and its subsidiaries with respect to any such net capital gains and (b) the total reduction (expressed as a negative number) in federal and state income taxes payable by the Company and its subsidiaries attributable to any such net capital losses. For this purpose, the Company’s net income, diluted weighted-average common shares outstanding and net capital gains (losses) for the year shall be those amounts as set forth in the audited consolidated financial statements of the Company and its subsidiaries for the year. If, after the date of this Agreement, the outstanding Common Stock is increased or decreased by reason of any stock split, combination of shares or dividend payable in shares, the Adjusted EPS targets in the above table shall each be adjusted by multiplying such targets by a fraction, the numerator of which shall be the number of outstanding shares of Common Stock immediately before the increase or decrease and the denominator of which shall be the number of outstanding shares of Common Stock immediately after the increase or decrease.

2.3 The Company’s “Adjusted Revenues” for the Performance Period shall be the Company’s consolidated revenues excluding net capital gains (losses) for the Performance Period. Adjusted Revenues shall be calculated by subtracting the Company’s net capital gains (losses) for the year from the Company’s revenues for the year. For this purpose, the Company’s revenues and net capital gains (losses) for the year shall be those amounts as set forth in the audited consolidated financial statements of the Company and its subsidiaries for the year.

2.4 The Company’s “Expense Differential” for the Performance Period shall be calculated by subtracting the Operating Expense Growth Rate (as defined below) from the Revenue Growth Rate (as defined below). “Operating Expense Growth Rate” shall generally mean the three-year compound annual growth rate for operating expenses and shall be calculated by dividing the Company’s operating expenses for the Performance Period by $             which was the Company’s operating expenses for the year ended             , then determining the cube root of the resulting number, subtracting one from such cube root and then expressing the resulting amount as a percentage. “Revenue Growth Rate” shall generally mean the three-year compound annual growth rate for Adjusted Revenues (as defined in Section 2.3 above) and shall

be calculated by dividing the Company’s Adjusted Revenues for the Performance Period by $             which was the Company’s Adjusted Revenues for the year ended             , then determining the cube root of the resulting number, subtracting one from such cube root and then expressing the resulting amount as a percentage. For this purpose, the Company’s operating expenses for the Performance Period shall be that amount as set forth in the audited consolidated financial statements of the Company and its subsidiaries for the year.

2.5 If the Company implements a change in accounting principle between the date of this Agreement and the end of the Performance Period, either as a result of the issuance of new accounting standards or otherwise, and the effect of the accounting change was not reflected in the Company’s business plan at the time of approval of this award, then Adjusted EPS, Adjusted Revenues and Expense Differential shall be adjusted to eliminate the impact of the change in accounting principle.

3. Employment Condition.

3.1 In order to receive the full number of Performance Shares determined under Section 2, the Employee must not have a Termination of Employment (as defined below) prior to the last day of the Performance Period (the “Vesting Date”).

3.2 If the Employee has a Termination of Employment prior to the Vesting Date as a result of Total Disability, Death or Retirement as such terms are defined in Sections 6.1-4(b), 6.1-4(c) and 6.1-4(f), respectively, of the Plan, the Employee or beneficiary shall be entitled to receive an award payout following the completion of the Performance Period as determined under this Agreement based on a reduced Maximum Share Amount. The Maximum Share Amount following Total Disability, Death or Retirement of the Employee shall be determined by multiplying the Maximum Share Amount before such event by a fraction, the numerator of which is the number of days in the period starting on January 1 of the year in which the parties entered into this Agreement and ending on the date of the Employee’s Termination of Employment and the denominator of which is the number of days in the period starting on January 1 of the year in which the parties entered into this Agreement and ending on the Vesting Date.

3.3 If the Employee has a Termination of Employment prior to the Vesting Date, other than by reason of Total Disability, Death or Retirement, the Employee shall forfeit all rights to receive any Performance Shares.

3.4 A “Termination of Employment” shall be deemed to occur on the date on which the Employee ceases to be employed on a continuous full time basis by the Company or a subsidiary of the Company for any reason or no reason, with or without cause. The Employee shall not be treated as having a Termination of Employment during the time the Employee is receiving long term disability benefits provided by the Company or a subsidiary of the Company, unless the Employee has received formal written notice of termination.

4. Certification and Payment. As soon as practicable following the Company’s release of earnings for the Performance Period, the Company shall calculate the Payout Factor and the corresponding number of Performance Shares issuable to the Employee based on the Payout Factor, and shall submit these calculations to the Committee. Notwithstanding anything to the contrary in this Agreement, the Committee may, in its sole discretion, reduce by up to 50% the calculated numbers of Performance Shares to be issued based on circumstances relating to the performance of the Company or the Employee. No later than the February 15 immediately following the Vesting Date the Committee shall certify in writing (which may consist of approved minutes of a Committee meeting) the levels of Adjusted EPS, Adjusted Revenues and Expense Differential attained by the Company for the Performance Period, and the number of Performance Shares issuable to the Employee based on those performance levels. Subject to applicable tax withholding, the number of Performance Shares so certified shall be issued to the Employee as soon as practicable on a regularly scheduled Company payroll date following such certification, but no Performance Shares shall be issued prior to certification. No fractional shares shall be issued and the number of Performance Shares deliverable shall be rounded to the nearest whole share.

5. Tax Withholding. The Employee acknowledges that, on the date the Performance Shares are issued to the Employee (the “Payment Date”), the Value (as defined below) on that date of the Performance Shares will be treated as ordinary compensation income for federal and state income and FICA tax purposes, and that the Company will be required to withhold taxes on these income amounts. To satisfy the required minimum withholding amount, the Company shall withhold the number of Performance Shares having a Value equal to the minimum withholding amount. For purposes of this Section 5, the “Value” of a Performance Share shall be equal to the closing market price for Common Stock on the last trading day preceding the Payment Date.

6. Change of Control.

6.1 Notwithstanding any other provision of this Agreement, if a Change of Control (as defined below) occurs before the Vesting Date and the Employee has not previously forfeited the Employee’s Performance Shares under Section 3, the Company shall, within 5 business days thereafter and subject to applicable tax withholding as provided for in Section 5, issue to the Employee a number of Performance Shares determined by multiplying 70% of the Maximum Share Amount by a fraction, the numerator of which is the number of days in the period starting on January 1 of the year in which the parties entered into this Agreement and ending on the date of the Change in Control and the denominator of which is the number of days in the period starting on January 1 of the year in which the parties entered into this Agreement and ending on the Vesting Date; provided, however, that if the Employee had a Termination of Employment due to Total Disability, Death or Retirement prior to the date of the Change in Control, the number of Performance Shares to be issued shall be equal to 70% of the Maximum Share Amount (as previously adjusted under Section 3.2). Amounts delivered or paid under this Section 6 shall be in satisfaction of any and all obligations of the Company to issue Performance Shares under this Agreement.

6.2 For purposes of this Agreement, a Change of Control shall have occurred if:

(a) Any “Person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(b) The shareholders of the Company approve a merger or other consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 51% or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 30% of the combined voting power of the Company’s then outstanding securities;

(c) The shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of its assets;

(d) A tender or exchange offer is made for Common Stock (or securities convertible into Common Stock) and such offer results in a portion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Exchange Act), directly or indirectly, of securities representing at least 30% of the voting power of outstanding securities of the Company;

(e) During any period of twelve months or less, individuals who at the beginning of such period constituted a majority of the Board cease for any reason to constitute a majority of the Board unless the nomination or election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or

(f) Any other event or combination of events occurs which the Board, acting in its sole discretion, determines to be a “Change of Control” for purposes of this Agreement.

7. Mergers, Consolidations or Changes in Capital Structure. If, after the date of this Agreement, the outstanding Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split, combination of shares or dividend payable in shares, or in the event of any consolidation, merger or plan of exchange involving the Company pursuant to which the Common Stock is converted into cash, securities or other consideration, then appropriate adjustment shall be made by the Committee in the number and kind of shares subject to this Agreement so that the Employee’s proportionate interest before and after the occurrence of the event is maintained.

8. No Right to Employment. Nothing in this Agreement or the Plan shall (i) confer upon the Employee any right to be continued in the employment of the Employee’s employer or interfere in any way with the right of such employer to terminate the Employee’s employment at any time, for any reason or no reason, with or without cause, or to decrease the Employee’s compensation or benefits, or (ii) confer upon the Employee any right to the continuation, extension, renewal, or modification of any compensation, contract or arrangement with or by the Company or any subsidiary of the Company.

9. Approval. The obligations of the Company under this Agreement and the Plan are subject to the approval of state, federal or foreign authorities or agencies with jurisdiction in the matter. The Company will use its reasonable best efforts to take steps required by state, federal or foreign law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the grant evidenced by this Agreement. The foregoing notwithstanding, the Company shall not be obligated to deliver the Performance Shares if such delivery would violate or result in a violation of applicable state or federal securities laws.

10. Miscellaneous.

10.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Oregon, without regard to the choice of law principles applied in the courts of such state.

10.2 Severability. If any provision or provisions of this Agreement are found to be unenforceable, the remaining provisions shall nevertheless be enforceable and shall be construed as if the unenforceable provisions were deleted.

10.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral or written agreements between the Company and the Employee relating to the subject matter hereof.

10.4 Amendment. This Agreement may be amended or modified only by written consent of the Company and the Employee.

10.5 Assignment. The Employee may not assign this Agreement or any rights hereunder to any other party or parties without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STANCORP FINANCIAL GROUP, INC.

By:

EMPLOYEE